The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

        Subject to Completion, Pricing Supplement dated January 27, 2003

PROSPECTUS Dated June 11, 2002                     Pricing Supplement No. 29 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-83616
Dated June 11, 2002                                     Dated            , 2003
                                                                 Rule 424(b)(3)

                                  $

                                Morgan Stanley

                          MEDIUM-TERM NOTES, SERIES C
                                  Senior Notes

                               -----------------

                          MPS(SM) due February 1, 2010
                      Linked to the Russell 2000(R) Index

       Market Participation Securities with Minimum Return Protection(SM)
                                  ("MPS(SM)")

Unlike ordinary debt securities, the MPS do not pay interest. Instead, at maturity you will receive for each $10 principal amount of MPS, the index-linked payment amount, which is equal to $10 multiplied by the product of the quarterly performance amounts of the Russell 2000(R) Index, which we refer to as the Russell 2000 Index, over the term of the MPS, as described in this pricing supplement. In no event, however, will the payment at maturity be less than $11.47, which we refer to as the minimum payment amount. The minimum payment amount (114.70% of the issue price) represents a yield to maturity of 2% per annum on each $10 principal amount of MPS.

o    The principal amount and issue price of each MPS is $10.

o    We will not pay interest on the MPS.

o    The minimum payment amount for each MPS at maturity is $11.47.

o At maturity, you will receive for each MPS an index-linked payment amount equal to $10 multiplied by the product of the quarterly performance amounts of the Russell 2000 Index for each of the 28 quarterly valuation periods during the term of the MPS. However, if the index-linked payment amount is less than the minimum payment amount of $11.47, you will receive the minimum payment amount for each MPS.

     o The quarterly performance amount in each quarterly valuation period is equal to (i) the closing value of the Russell 2000 Index at the end of that quarterly valuation period divided by (ii) the closing value of the Russell 2000 Index at the beginning of that quarterly valuation period, subject to a maximum quarterly performance amount
          of         .

     o    The maximum quarterly performance amount is equivalent to a return of
          the Russell 2000 Index of      % in that quarter. As a result of the
          maximum quarterly performance amount, the maximum amount payable at
          maturity for each MPS is $        .

o Investing in the MPS is not equivalent to investing in the Russell 2000 Index or its component stocks.

o We will apply to list the MPS under the proposed symbol "MSU" on the American Stock Exchange LLC.

You should read the more detailed description of the MPS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of MPS."

The MPS involve risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on PS-10.

                               -----------------
                               PRICE $10 PER MPS
                               -----------------

                                        Price to       Agent's     Proceeds to
                                         Public      Commissions     Company
                                       ----------    -----------   -----------
Per MPS...............................     $              $             $
Total.................................     $              $             $

If you purchase at least 100,000 MPS in any single transaction and you comply with the holding period requirement described under "Supplemental Information Concerning Plan of Distribution" in this pricing supplement, the price will be
$         per MPS (     % of the issue price). In that case, the Agent's
commissions will be $         per MPS.

                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the MPS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The MPS are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the MPS is linked to the performance of the Russell 2000 Index. These MPS combine features of debt and equity by offering at maturity repayment of the issue price, a minimum return and the opportunity to participate in the appreciation of the underlying Russell 2000 Index as measured by the index-linked payment amount. The MPS have been designed for investors who are willing to forego market floating interest payments on the MPS in exchange for the amount by which the index-linked payment amount or the minimum payment amount exceeds the par amount of the MPS.

     "Market Participation Securities with Minimum Return Protection" and "MPS" are our service marks. "Russell 2000(R) Index" is a trademark of Frank Russell Company and will be licensed by us for use in connection with the MPS.


Each MPS costs $10            We, Morgan Stanley, are offering Market
                              Participation Securities with Minimum Return
                              Protection(SM) due February 1, 2010 Linked to the
                              Russell 2000 Index, which we refer to as the MPS(SM). The principal amount and issue price of each MPS is $10.

Payment at maturity           Unlike ordinary debt securities, the MPS do not
linked to the Russell 2000    pay interest. Instead, at maturity, you will
Index with minimum            receive for each $10 principal amount of MPS, $10
return protection             multiplied by the product of the quarterly
                              performance amounts of the Russell 2000 Index
                              over the term of the MPS, as described below. In
                              any quarterly valuation period, the maximum
                              quarterly performance amount is
                              (corresponding to a      % quarterly increase in
                              the value of the Russell 2000 Index). In no event, however, will the payment at maturity be less than $11.47, the minimum payment amount.

                                          114.70% Minimum Repayment

                              The minimum payment amount of $11.47 (114.70% of the issue price) represents a yield to maturity of 2% per annum on each $10 principal amount of MPS.

                                      Payment at Maturity Linked to the
                                              Russell 2000 Index

                              If the product of $10 multiplied by the product of the quarterly performance amounts of the Russell 2000 Index over the term of the MPS, which we refer to as the index-linked payment amount, is greater than $11.47, you will receive the index-linked payment amount for each $10 principal amount of MPS.

How the maturity              The payment at maturity of the MPS, which we
redemption amount             refer to as the maturity redemption amount, will
is determined                 be determined by the calculation agent for the
                              MPS as follows:

                              o First, determine the quarterly performance amount for each quarterly valuation period, which may be no greater than the maximum
                                   quarterly performance amount of         .

                              o Second, determine the index-linked payment amount by multiplying $10 by the product of the quarterly performance amounts.

                              o Last, if the index-linked payment amount is less than $11.47 (the minimum payment amount), you will receive the minimum payment amount for each MPS.

                                   If the index-linked payment amount is
                                   greater than the minimum payment amount, you will receive the index-linked payment amount for each MPS.

                              To determine the quarterly performance amount in any quarterly valuation period, the calculation agent will divide the level of the Russell 2000 Index on the last day of the quarterly valuation period by the level of the Russell 2000 Index on the first day of the quarterly valuation period. However, in no event will the quarterly
                              performance amount exceed          (or, measured
                              in percentage terms, a      % increase in the
                              Russell 2000 Index) in any quarterly valuation period, and as a consequence, you will not participate in any quarterly increase in the level of the Russell 2000 Index to the extent
                              that increase exceeds      %.

                              Each quarterly valuation period will begin on a period valuation date and end on the immediately subsequent period valuation date, except that the first quarterly valuation period will begin on the day we offer the MPS for initial sale to the public. The Russell 2000 Index value for the
                              first quarterly valuation date is         , the
                              closing value of the Russell 2000 Index on the day we offer the MPS for initial sale to the public.

                              The period valuation dates are the 30th of each January, April, July and October, beginning April 2003 through October 2009, and the final quarterly valuation date is January 28, 2010, in each case subject to adjustment as described in the section of this pricing supplement called "Description of MPS--Period Valuation Dates."

The index-linked              Because your participation in quarterly increases
payment amount may be         in the value of the Russell 2000 Index is limited
less than the simple price    by the maximum quarterly performance amount of
return of the Russell 2000            , or      % per quarter, the return on
Index                         your investment in the MPS at maturity may be
                              less than the return you would have received if
                              you had invested $10 in an investment linked to
                              the Russell 2000 Index that measured the
                              performance of the Russell 2000 Index by
                              comparing only the value of the Russell 2000
                              Index at maturity with the value of the Russell
                              2000 Index at the time we first offer the MPS for
                              initial sale to the public, which we refer to as
                              the simple index price return. The amount of the
                              discrepancy, if any, between the index-linked
                              payment amount and simple index price return will
                              depend on how often and by how much any quarterly
                              performance amounts exceed         , or      %,
                              during the 28 quarterly valuation periods over the term of the MPS.

                              Conversely, if the simple index price return over the term of the MPS is less than $11.47, the minimum payment amount of $11.47 per MPS will provide a higher return on your $10 investment than would an equal investment linked directly to the Russell 2000 Index.

                              Please review the examples beginning on PS-6, under "Hypothetical Payouts on the MPS," which explain in more detail how the index-linked payment amount is calculated and how the return on your investment in the MPS may be more or less than the simple index price return.

                              You can review the historical values of the Russell 2000 Index for each calendar quarter in the period from January 1, 1998 through January 27, 2003 in the section of this pricing supplement called "Description of MPS--Historical Information." You should also review the historical quarterly percent change for the Russell 2000 Index as calculated for each calendar quarter in the period from January 1, 1979 through December 31, 2002 in Annex A to this pricing supplement. The payment of dividends on the stocks that underlie the Russell 2000 Index is not reflected in the level of the Russell 2000 Index and, therefore, has no effect on the calculation of the maturity redemption amount.

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley &
calculation agent             Co. Incorporated, which we refer to as MS & Co.,
                              to act as calculation agent for JPMorgan Chase
                              Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the index-linked payment amount and the quarterly performance amounts.

The MPS will be treated       The MPS will be treated as "contingent payment
as contingent payment         debt instruments" for U.S. federal income tax
debt instruments for          purposes, as described in the section of this
U.S. federal income tax       pricing supplement called "Description of
purposes                      MPS--United States Federal Income Taxation."
                              Under this treatment, if you are a U.S. Holder, you will be subject to annual income tax based on the comparable yield of the MPS even though you will not receive any stated interest payments on the MPS. In addition, any gain recognized by U.S.
                              Holders on the sale or exchange, or at maturity, of the MPS generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of
                              MPS--United States Federal Income Taxation" and the section called "United States Federal
                              Taxation--Notes--Notes Linked to Commodity
                              Prices, Single Securities, Baskets of Securities or Indices" in the accompanying prospectus supplement.

                              If you are a foreign investor, please read the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation--Non-U.S. Holders."

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the MPS.

Where you can find            The MPS are senior notes issued as part of our
more information on           Series C medium-term note program. You can find a
the MPS                       general description of our Series C medium-term
                              note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections of the prospectus supplement called
                              "Description of Notes--Floating Rate Notes" and
                              "--Notes Linked to Commodity Prices, Single
                              Securities, Baskets of Securities or Indices."

                              Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the MPS, you should read the "Description of MPS"
                              section in this pricing supplement. You should also read about some of the risks involved in investing in MPS in the section called "Risk Factors." The tax treatment of investments in index-linked notes such as MPS differs from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the MPS.

How to reach us               You may contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                        HYPOTHETICAL PAYOUTS ON THE MPS

     The Index-linked Payment Amount is based on the closing value of the Russell 2000 Index on the Period Valuation Dates for each Quarterly Valuation Period. Because the value of the Russell 2000 Index may be subject to significant fluctuations over the term of the MPS, it is not possible to present a chart or table illustrating a complete range of possible payouts at maturity. The examples of the hypothetical payout calculations that follow are intended to illustrate the effect of general trends in the closing value of the Russell 2000 Index on the amount payable to you at maturity. However, the Russell 2000 Index may not appreciate or depreciate over the term of the MPS in accordance with any of the trends depicted by the hypothetical examples below, and the size and frequency of any fluctuations in the value of the Russell 2000 Index over the term of the MPS, which we refer to as the volatility of the Russell 2000 Index, may be significantly different than the volatility of the Russell 2000 Index implied by any of the examples.

     Assuming a maximum Quarterly Performance Amount equal to 1.10 (equivalent to a quarterly return of the index of 10%), the Index-linked Payment Amount for each of the examples below would be calculated using the following formula:

     Index-linked Payment = $10 x (Product of the Quarterly Performance Amounts)
            Amount

            where,

                                       Russell 2000 Index value at end of
                                          Quarterly Valuation Period
     Quarterly Performance = lesser of -------------------------------- and 1.10
            Amount                     Russell 2000 Index value at start
                                         of Quarterly Valuation Period

     Beginning on PS-8, we have provided examples of the hypothetical payouts on the MPS. Below is a simplified example to illustrate how the Index-linked Payment Amount is calculated. For purposes of the following illustration, assume a hypothetical MPS with four Quarterly Valuation Periods and an index with an initial value of 100.

     If the index closing value at the end of each Quarterly Valuation Period is 103.36, 103.07, 114.77 and 103.21, respectively, the Quarterly Performance Amount for each of the Quarterly Valuation Periods would be as follows:

                         Index Value               Index Value                                            Quarterly
                    at start of Quarterly      at end of Quarterly                         Index         Performance
     Quarter          Valuation Period          Valuation Period                        Performance        Amount
   -----------      ---------------------      -------------------                      -----------      -----------
                                                                        103.36
   1st Quarter             100.00                    103.36             ------      =     1.03360          1.03360
                                                                        100.00

                                                                        103.07
   2nd Quarter             103.36                    103.07             ------      =     .99719           .99719
                                                                        103.36

                                                                        114.77                                         (lesser of
   3d Quarter              103.07                    114.77             ------      =     1.11352           1.10       1.11352 and
                                                                        103.07                                            1.10)

                                                                        103.21
   4th Quarter             114.77                    103.21             ------      =     .89928           .89928
                                                                        114.77

The Index-linked Payment Amount equals $10 times the product of the Quarterly Performance Amounts. Based on the Quarterly Performance Amounts in the above example, the Index-linked Payment Amount would be calculated as follows:

             $10 x (1.03360 x .99719 x 1.10 x .89928) = $10.19572

The Index-linked Payment Amount of $10.19572 represents an increase of 1.9572% above the issue price of the MPS. Because the Quarterly Performance Amount for the Quarterly Valuation Period ending in the third quarter was limited to 1.10, the return of the Index-linked Payment Amount as a percentage of the Issue Price is less than the simple return of the index. The simple return of the index, which we refer to as the Simple Index Price Return, would measure the overall performance of the index by dividing the closing value of the index at the end of the final Quarterly Valuation Period by the closing value of the index on the day we offer the MPS for initial sale to the public and would be calculated as follows:

                                    103.21
      Simple Index Price Return = ---------- x $10 = $10.321
                                    100.00

The Simple Index Price Return of $10.321 represents an increase of 3.2100% above a hypothetical $10 investment based on the Simple Index Price Return rather than the Index-linked Payment Amount.

                           *           *           *

The examples beginning on PS-8 are based on 28 Quarterly Valuation Periods and the following hypothetical terms and assume a Russell 2000 Index value equal to
100.00 at the start of the first Quarterly Valuation Period:

o    Issue Price per MPS: $10.00

o    Minimum Payment Amount: $11.47

o Maximum Quarterly Performance Amount: 1.10 (equivalent to a quarterly return of the Russell 2000 Index of 10%).

     As you review the examples, please note that although the maximum Quarterly Performance Amount for any quarter is 1.10 (equivalent to a quarterly return of the Russell 2000 Index of 10%), in measuring the index performance for the subsequent quarter we will use the actual value of the Russell 2000 Index at the start of the Quarterly Valuation Period for that subsequent quarter rather than the index value that would have resulted from an increase of 10% in the level of the Russell 2000 Index during the previous quarter. For example, in Example 2, the Russell 2000 Index increases from 107 to 119 for the period beginning July 30, 2003 and ending October 30, 2003, resulting in a Russell 2000 Index performance of 1.11215 (equivalent to an increase in the Russell 2000 Index of 11.215% in that quarter) and a Quarterly Performance Amount of 1.10. Consequently, in the subsequent quarter the Russell 2000 Index performance is measured using 119 as the starting value of the Russell 2000 Index for that subsequent quarter rather than 117.70, the index value that would have resulted from an increase of 10% in the level of the Russell 2000 Index during the previous quarter.

     Quarters which resulted in an increase in the level of the Russell 2000 Index of 10% or greater are indicated in bold typeface below.

                                       -----------------------------------------------------------
                                       Example 1
                                       Hypothetical Ending  Russell 2000 Index     MPS Quarterly
    Period Start       Period End          Index Value         Performance      Performance Amount
February   , 2003       April 30, 2003         103               1.03000              1.03000
April 30, 2003           July 30, 2003         105               1.01942              1.01942
July 30, 2003         October 30, 2003         114               1.08571              1.08571
October 30, 2003      January 30, 2004         110               0.96491              0.96491
January 30, 2004        April 30, 2004         118               1.07273              1.07273
April 30, 2004           July 30, 2004         126               1.06780              1.06780
July 30, 2004         October 30, 2004         123               0.97619              0.97619
October 30, 2004      January 30, 2005         128               1.04065              1.04065
January 30, 2005        April 30, 2005         134               1.04688              1.04688
April 30, 2005           July 30, 2005         133               0.99254              0.99254
July 30, 2005         October 30, 2005         135               1.01504              1.01504
October 30, 2005      January 30, 2006         143               1.05926              1.05926
January 30, 2006        April 30, 2006         135               0.94406              0.94406
April 30, 2006           July 30, 2006         142               1.05185              1.05185
July 30, 2006         October 30, 2006         150               1.05634              1.05634
October 30, 2006      January 30, 2007         154               1.02667              1.02667
January 30, 2007        April 30, 2007         166               1.07792              1.07792
April 30, 2007           July 30, 2007         161               0.96988              0.96988
July 30, 2007         October 30, 2007         170               1.05590              1.05590
October 30, 2007      January 30, 2008         177               1.04118              1.04118
January 30, 2008        April 30, 2008         173               0.97740              0.97740
April 30, 2008           July 30, 2008         184               1.06358              1.06358
July 30, 2008         October 30, 2008         192               1.04348              1.04348
October 30, 2008      January 30, 2009         195               1.01563              1.01563
January 30, 2009        April 30, 2009         200               1.02564              1.02564
April 30, 2009           July 30, 2009         201               1.00500              1.00500
July 30, 2009         October 30, 2009         206               1.02488              1.02488
October 30, 2009      January 28, 2010         209               1.01456              1.01456
                                       -----------------------------------------------------------
                                                     Simple Index Price Return:        $20.90

                                                   Index-linked Payment Amount:        $20.90

                                                        Minimum Payment Amount:        $11.47

                                                       Maturity Redemption Amount:     $20.90
                                       -----------------------------------------------------------

                                       -----------------------------------------------------------
                                       Example 2
                                       Hypothetical Ending  Russell 2000 Index     MPS Quarterly
    Period Start       Period End          Index Value         Performance      Performance Amount
February   , 2003       April 30, 2003         104               1.04000              1.04000
April 30, 2003           July 30, 2003         107               1.02885              1.02885
July 30, 2003         October 30, 2003         119               1.11215              1.10000
October 30, 2003      January 30, 2004         108               0.90756              0.90756
January 30, 2004        April 30, 2004         118               1.09259              1.09259
April 30, 2004           July 30, 2004         126               1.06780              1.06780
July 30, 2004         October 30, 2004         124               0.98413              0.98413
October 30, 2004      January 30, 2005         130               1.04839              1.04839
January 30, 2005        April 30, 2005         125               0.96154              0.96154
April 30, 2005           July 30, 2005         131               1.04800              1.04800
July 30, 2005         October 30, 2005         136               1.03817              1.03817
October 30, 2005      January 30, 2006         161               1.18382              1.10000
January 30, 2006        April 30, 2006         136               0.84472              0.84472
April 30, 2006           July 30, 2006         130               0.95588              0.95588
July 30, 2006         October 30, 2006         142               1.09231              1.09231
October 30, 2006      January 30, 2007         156               1.09859              1.09859
January 30, 2007        April 30, 2007         175               1.12179              1.10000
April 30, 2007           July 30, 2007         157               0.89714              0.89714
July 30, 2007         October 30, 2007         165               1.05096              1.05096
October 30, 2007      January 30, 2008         180               1.09091              1.09091
January 30, 2008        April 30, 2008         175               0.97222              0.97222
April 30, 2008           July 30, 2008         181               1.03429              1.03429
July 30, 2008         October 30, 2008         189               1.04420              1.04420
October 30, 2008      January 30, 2009         195               1.03175              1.03175
January 30, 2009        April 30, 2009         200               1.02564              1.02564
April 30, 2009           July 30, 2009         205               1.02500              1.02500
July 30, 2009         October 30, 2009         208               1.01463              1.01463
October 30, 2009      January 28, 2010         209               1.00481              1.00481
                                       -----------------------------------------------------------
                                                     Simple Index Price Return:        $20.90

                                                   Index-linked Payment Amount:        $18.83

                                                        Minimum Payment Amount:        $11.47

                                                    Maturity Redemption Amount:        $18.83
                                       -----------------------------------------------------------

                                       ----------------------------------------------------------
                                       Example 3
                                       Hypothetical Ending  Russell 2000 Index     MPS Quarterly
    Period Start       Period End          Index Value          Performance     Performance Amount
February   , 2003       April 30, 2003         105                1.05000             1.05000
April 30, 2003           July 30, 2003         111                1.05714             1.05714
July 30, 2003         October 30, 2003         135                1.21622             1.10000
October 30, 2003      January 30, 2004         125                0.92593             0.92593
January 30, 2004        April 30, 2004         133                1.06400             1.06400
April 30, 2004           July 30, 2004         157                1.18045             1.10000
July 30, 2004         October 30, 2004         145                0.92357             0.92357
October 30, 2004      January 30, 2005         142                0.97931             0.97931
January 30, 2005        April 30, 2005         136                0.95775             0.95775
April 30, 2005           July 30, 2005         159                1.16912             1.10000
July 30, 2005         October 30, 2005         165                1.03774             1.03774
October 30, 2005      January 30, 2006         188                1.13939             1.10000
January 30, 2006        April 30, 2006         165                0.87766             0.87766
April 30, 2006           July 30, 2006         158                0.95758             0.95758
July 30, 2006         October 30, 2006         151                0.95570             0.95570
October 30, 2006      January 30, 2007         161                1.06623             1.06623
January 30, 2007        April 30, 2007         188                1.16770             1.10000
April 30, 2007           July 30, 2007         192                1.02128             1.02128
July 30, 2007         October 30, 2007         183                0.95313             0.95313
October 30, 2007      January 30, 2008         177                0.96721             0.96721
January 30, 2008        April 30, 2008         207                1.16949             1.10000
April 30, 2008           July 30, 2008         188                0.90821             0.90821
July 30, 2008         October 30, 2008         218                1.15957             1.10000
October 30, 2008      January 30, 2009         195                0.89450             0.89450
January 30, 2009        April 30, 2009         200                1.02564             1.02564
April 30, 2009           July 30, 2009         202                1.01000             1.01000
July 30, 2009         October 30, 2009         189                0.93564             0.93564
October 30, 2009      January 28, 2010         209                1.10582             1.10000
                                       ----------------------------------------------------------
                                                     Simple Index Price Return:        $20.90

                                                   Index-linked Payment Amount:        $13.38

                                                        Minimum Payment Amount:        $11.47

                                                    Maturity Redemption Amount:        $13.38
                                       ----------------------------------------------------------

     In Examples 1, 2 and 3, the value of the Russell 2000 Index increases 109% over the term of the MPS and ends above the initial value of 100. However, each example produces a different Maturity Redemption Amount because the hypothetical performance of the Russell 2000 Index over the term of the MPS is different in each example.

o In Example 1, the Quarterly Performance Amount never exceeds the 10% maximum Quarterly Performance Amount of 1.10, and consequently, the Index-linked Payment Amount of $20.90 equals the Simple Index Price Return of $20.90. The amount payable at maturity is the Index-linked Payment Amount of $20.90, representing a 109% increase above the issue price.

o In Example 2, the value of the Russell 2000 Index increases more than 10% in the quarters ending October 30, 2003, January 30, 2006 and April 30, 2007, and the Quarterly Performance Amounts for each of those periods is limited to the maximum of 1.10. Any significant decrease in the value of the Russell 2000 Index (see, for example, the quarters ending April 30, 2006 and July 30, 2007) is not subject to a corresponding limit. Consequently, the Index-linked Payment Amount of $18.83 is less than the Simple Index Price Return of $20.90. Therefore, although the Russell 2000 Index increases 109% over the term of the MPS, the amount payable at maturity of the MPS is the Index-linked Payment Amount of $18.83, representing an 88.3% increase above the issue price.

o In Example 3, the value of the Russell 2000 Index increases more than 10% in the quarters ending October 30, 2003, July 30, 2004, July 30, 2005, January 30, 2006, April 30, 2007, April 30, 2008, October 30, 2008 and
     January 28, 2010, and the Quarterly Performance Amounts for each of those periods is limited to the maximum of 1.10. Any significant decrease in the value of the Russell 2000 Index (see, for example, the quarters ending April 30, 2006 and January 30, 2009) is not subject to a corresponding limit. Consequently, the Index-linked Payment Amount of $13.38 is less than the Simple Index Price Return of $20.90. Therefore, although the Russell 2000 Index increases 109% over the term of the MPS, the amount payable at maturity of the MPS is the Index-linked Payment Amount of $13.38, representing a 33.8% increase above the issue price.

                                          -----------------------------------------------------------
                                          Example 4
                                          Hypothetical Ending Russell 2000 Index     MPS Quarterly
    Period Start          Period End          Index Value        Performance      Performance Amount
February   , 2003          April 30, 2003         105              1.05000              1.05000
April 30, 2003              July 30, 2003          98              0.93333              0.93333
July 30, 2003            October 30, 2003          93              0.94898              0.94898
October 30, 2003         January 30, 2004          96              1.03226              1.03226
January 30, 2004           April 30, 2004          90              0.93750              0.93750
April 30, 2004              July 30, 2004          87              0.96667              0.96667
July 30, 2004            October 30, 2004          88              1.01149              1.01149
October 30, 2004         January 30, 2005          90              1.02273              1.02273
January 30, 2005           April 30, 2005          87              0.96667              0.96667
April 30, 2005              July 30, 2005          80              0.91954              0.91954
July 30, 2005            October 30, 2005          81              1.01250              1.01250
October 30, 2005         January 30, 2006          77              0.95062              0.95062
January 30, 2006           April 30, 2006          78              1.01299              1.01299
April 30, 2006              July 30, 2006          75              0.96154              0.96154
July 30, 2006            October 30, 2006          82              1.09333              1.09333
October 30, 2006         January 30, 2007          80              0.97561              0.97561
January 30, 2007           April 30, 2007          82              1.02500              1.02500
April 30, 2007              July 30, 2007          90              1.09756              1.09756
July 30, 2007            October 30, 2007          87              0.96667              0.96667
October 30, 2007         January 30, 2008          85              0.97701              0.97701
January 30, 2008           April 30, 2008          81              0.95294              0.95294
April 30, 2008              July 30, 2008          80              0.98765              0.98765
July 30, 2008            October 30, 2008          78              0.97500              0.97500
October 30, 2008         January 30, 2009          78              1.00000              1.00000
January 30, 2009           April 30, 2009          82              1.05128              1.05128
April 30, 2009              July 30, 2009          83              1.01220              1.01220
July 30, 2009            October 30, 2009          80              0.96386              0.96386
October 30, 2009         January 28, 2010          85              1.06250              1.06259
                                          -----------------------------------------------------------
                                                      Simple Index Price Return:         $8.50

                                                    Index-linked Payment Amount:         $8.50

                                                         Minimum Payment Amount:        $11.47

                                                     Maturity Redemption Amount:        $11.47
                                          -----------------------------------------------------------


                                          ----------------------------------------------------------
                                          Example 5
                                          Hypothetical Ending Russell 2000 Index     MPS Quarterly
    Period Start          Period End          Index Value        Performance       Performance Amount
February   , 2003          April 30, 2003         102              1.02000              1.02000
April 30, 2003              July 30, 2003         110              1.07843              1.07843
July 30, 2003            October 30, 2003         113              1.02727              1.02727
October 30, 2003         January 30, 2004         132              1.16814              1.10000
January 30, 2004           April 30, 2004         141              1.06818              1.06818
April 30, 2004              July 30, 2004         145              1.02837              1.02837
July 30, 2004            October 30, 2004         164              1.13103              1.10000
October 30, 2004         January 30, 2005         163              0.99390              0.99390
January 30, 2005           April 30, 2005         152              0.93252              0.93252
April 30, 2005              July 30, 2005         183              1.20395              1.10000
July 30, 2005            October 30, 2005         192              1.04918              1.04918
October 30, 2005         January 30, 2006         205              1.06771              1.06771
January 30, 2006           April 30, 2006         191              0.93171              0.93171
April 30, 2006              July 30, 2006         219              1.14660              1.10000
July 30, 2006            October 30, 2006         223              1.01826              1.01826
October 30, 2006         January 30, 2007         217              0.97309              0.97309
January 30, 2007           April 30, 2007         214              0.98618              0.98618
April 30, 2007              July 30, 2007         197              0.92056              0.92056
July 30, 2007            October 30, 2007         173              0.87817              0.87817
October 30, 2007         January 30, 2008         183              1.05780              1.05780
January 30, 2008           April 30, 2008         155              0.84699              0.84699
April 30, 2008              July 30, 2008         171              1.10323              1.10000
July 30, 2008            October 30, 2008         171              1.00000              1.00000
October 30, 2008         January 30, 2009         148              0.86550              0.86550
January 30, 2009           April 30, 2009         122              0.82432              0.82432
April 30, 2009              July 30, 2009         132              1.08197              1.08197
July 30, 2009            October 30, 2009         128              0.96970              0.96970
October 30, 2009         January 28, 2010         125              0.97656              0.97656
                                          ----------------------------------------------------------
                                                      Simple Index Price Return:         $12.50

                                                    Index-linked Payment Amount:         $10.01

                                                         Minimum Payment Amount:         $11.47

                                                     Maturity Redemption Amount:         $11.47
                                          ----------------------------------------------------------

     In Example 4, the value of the Russell 2000 Index decreases over the term of the MPS and ends below the initial value of 100. The Quarterly Performance Amounts never exceed the 10% maximum Quarterly Performance Amount, and consequently, the Index-linked Payment Amount of $8.50 equals the Simple Index Price Return of $8.50. Although the Russell 2000 Index decreases 15% over the term of the MPS, the amount payable at maturity of the MPS is the Minimum Payment Amount of $11.47, representing a 14.7% increase above the issue price.

                             *          *         *

     In Example 5, the value of the Russell 2000 Index increases over the term of the MPS and ends above the initial value of 100. The value of the Russell 2000 Index increases more than 10% in the quarters ending January 30, 2004, October 30, 2004, July 30, 2005, July 30, 2006 and July 30, 2008, and the
Quarterly Performance Amounts for each of those periods is limited to the maximum of 1.10. Any significant decrease in the value of the Russell 2000 Index (see, for example, the quarters ending October 30, 2007, April 30, 2008, January 30, 2009 and April 30, 2009) is not subject to a corresponding limit. Consequently, the Index-linked Payment Amount of $10.01 is less than the Simple Index Price Return of $12.50. Therefore, although the Russell 2000 Index increases 25% over the term of the MPS, the amount payable at maturity of the MPS is the Minimum Payment Amount of $11.47, representing a 14.7% increase above the issue price.

                                  RISK FACTORS

       The MPS are not secured debt and, unlike ordinary debt securities, the MPS do not pay interest. Investing in the MPS is not equivalent to investing directly in the Russell 2000 Index. This section describes the most significant risks relating to the MPS. You should carefully consider whether the MPS are suited to your particular circumstances before you decide to purchase them.

MPS do not pay interest       The terms of the MPS differ from those of
like ordinary debt            ordinary debt securities in that we will not pay
securities                    interest on the MPS. Because the index-linked
                              payment amount due at maturity may be no greater than the minimum payment amount of $11.47, representing an effective yield to maturity of 2% per annum on the issue price of each MPS, the return on your investment in the MPS may be less than the amount that would be paid on an ordinary debt security. The return of only the minimum payment amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time.
                              The MPS have been designed for investors who are willing to forego market floating interest payments on the MPS in exchange for the amount by which the index-linked payment amount or the minimum payment amount exceeds the par amount of the MPS.

MPS may not                   There may be little or no secondary market for
be actively traded            the MPS. Although we will apply to list the MPS
                              on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the MPS, but it is not required to do so.

Market price of the MPS       Several factors, many of which are beyond our
will be influenced by many    control, will influence the value of the MPS,
unpredictable factors         including:

                              o the value of the Russell 2000 Index at any time and on each of the specific period valuation dates

                              o the volatility (frequency and magnitude of changes in value) of the Russell 2000 Index

                              o    interest and yield rates in the market

                              o    economic, financial, political and
                                   regulatory or judicial events that affect the securities underlying the Russell 2000 Index or stock markets generally and that may affect the value of the Russell 2000 Index on the specific period valuation dates

                              o the time remaining to the maturity of the MPS

                              o the dividend rate on the stocks underlying the Russell 2000 Index

                              o    our creditworthiness

                              Some or all of these factors will influence the price that you will receive if you sell your MPS prior to maturity. For example, you may have to sell your MPS at a substantial discount from the principal amount if market interest rates rise or if at the time of sale the index-linked payment amount calculated to that date is less than or equal to $10, indicating that the magnitude of the decreases in the value of the Russell 2000 Index during previous quarterly valuation periods is greater than the increases in the value of the Russell 2000 Index during previous quarterly valuation periods. Because of the compounding effect of previous quarterly performance amounts and the limited appreciation potential resulting from the maximum quarterly performance amount, the effect of several of these factors on the market price of the MPS, including the value of the Russell 2000 Index at the time of any such sale and the volatility of the Russell 2000 Index, will decrease over the term of the MPS.

                              You cannot predict the future performance and volatility of the Russell 2000 Index based on its historical performance. We cannot guarantee that the quarterly performance of the Russell 2000 Index will result in an index-linked payment amount in excess of the minimum payment amount.

Investing in the MPS is not   Because the index-linked payment amount is based
equivalent to investing in    on the compounded quarterly return of the Russell
the Russell 2000 Index        2000 Index on 28 period valuation dates during
                              the term of the MPS and your participation in
                              quarterly increases is limited to 10%, it is
                              possible for the return on your investment in the
                              MPS (the effective yield to maturity) to be
                              substantially less than the return of the Russell
                              2000 Index over the term of the MPS. As
                              demonstrated by Example 5 under "Hypothetical
                              Payouts on the MPS" above, an investment in the
                              MPS may not result in a gain in excess of the
                              minimum payment amount even if the Russell 2000
                              Index has appreciated more than 14.7% over the
                              term of the MPS. Additionally, because of the
                              effect of the maximum quarterly performance
                              amount as demonstrated by Examples 2 and 3 under
                              "Hypothetical Payouts on the MPS" above, an
                              investment in the MPS may result in a return at
                              maturity that is less than the simple index price
                              return. The amount of the discrepancy, if any,
                              between the index-linked payment amount and
                              simple index price return will depend on how
                              often and by how much any quarterly performance
                              amount exceeds         , or      %, during the 28
                              quarterly valuation periods over the term of the MPS.

                              The maximum quarterly performance amount will operate to limit your participation in the increase in the value of the Russell 2000 Index during any quarterly valuation period to a
                              maximum of      %, while your exposure to any
                              decline in the value of the Russell 2000 Index during any quarterly valuation period will not be limited. It is possible that increases in the value of the Russell 2000 Index during some quarterly valuation periods will be offset by declines in the value of the Russell 2000 Index during other quarterly valuation periods during the term of the MPS. However, because of the limits on your participation in quarterly increases in the value of the Russell 2000 Index
                              resulting from the      % maximum quarterly
                              performance amount, it is possible that increases in the value of the Russell 2000 Index that would otherwise offset declines in the value of the Russell 2000 Index will not in fact do so. Consequently, as demonstrated in Example 5 above, it is possible that the index-linked payment amount may be less than $11.47 even if the Russell 2000 Index increases more than 14.7% over the term of the MPS. In that case, you would receive the minimum payment amount, which represents a return on your investment that is less than the simple index price return on the Russell 2000 Index.

                              You can review the historical values of the Russell 2000 Index for each calendar quarter in the period from January 1, 1998 through January 27, 2003 in the section of this pricing supplement called "Description of MPS--Historical Information." You should also review the historical quarterly percent change for the Russell 2000 Index as calculated for each calendar quarter in the period from January 1, 1979 through December 31, 2002 in Annex A to this pricing supplement.

Adjustments to the            Frank Russell Company is responsible for
Russell 2000 Index could      calculating and maintaining the Russell 2000
adversely affect the          Index. You should not conclude that the inclusion
value of the MPS              of a stock in the Russell 2000 Index is an
                              investment recommendation by us of that stock.
                              Frank Russell Company can add, delete or substitute the stocks underlying the Russell 2000
                              Index or make other methodological changes that could change the value of the Russell 2000 Index.
                              Frank Russell Company may discontinue or suspend calculation or dissemination of the Russell 2000
                              Index. Any of these actions could adversely affect the value of the MPS.

                              Frank Russell Company may discontinue or suspend calculation or publication of the Russell 2000 Index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued Russell 2000 Index. MS & Co. could have an economic interest that is different than that of investors in the MPS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If there is no appropriate successor index, at maturity the payout on the MPS will be an amount based on the closing prices of the stocks underlying the Russell 2000 Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the Russell 2000 Index last in effect prior to discontinuance of the Russell 2000 Index.

You have no                   As an investor in the MPS, you will not have
shareholder rights            voting rights or rights to receive dividends or
                              other distributions or any other rights with respect to the stocks that underlie the Russell
                              2000 Index.

Adverse economic interests    As calculation agent, our affiliate MS & Co. will
of the calculation agent      calculate the index-linked payment amount and the
and its affiliates may        quarterly performance amounts. Determinations
affect determinations         made by MS&Co., in its capacity as calculation
                              agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index value in the event of a discontinuance of the Russell 2000 Index, may affect the equity-linked payment amount. See the sections of this pricing supplement called
                              "Description of MPS--Market Disruption Event" and
                              "--Discontinuance of the Russell 2000 Index;
                              Alteration of Method of Calculation."

Hedging and trading           We expect that MS & Co. and other affiliates will
activity by the               carry out hedging activities related to the MPS
calculation agent and         (and possibly to other instruments linked to the
its affiliates could          Russell 2000 Index or its component stocks),
potentially adversely         including trading in the stocks underlying the
affect the value of           Russell 2000 Index as well as in other
the Russell 2000 Index        instruments related to the Russell 2000 Index. MS
                              & Co. and some of our other subsidiaries also trade the stocks underlying the Russell 2000
                              Index and other financial instruments related to the Russell 2000 Index on a regular basis as part of their general broker-dealer businesses. Any of these hedging or trading activities could potentially affect the value of the Russell 2000
                              Index and, accordingly, could affect the payout to you on the MPS.

The MPS will be treated       You should also consider the tax consequences of
as contingent payment         investing in the MPS. The MPS will be treated as
debt instruments for          "contingent payment debt instruments" for U.S.
U.S. federal income tax       federal income tax purposes, as described in the
purposes                      section of this pricing supplement called
                              "Description of MPS--United States Federal Income
                              Taxation." Under this treatment, if you are a U.S. Holder, you will be subject to annual income tax based on the comparable yield of the MPS even though you will not receive any stated interest payments on the MPS. In addition, any gain recognized by U.S.

                              Holders on the sale or exchange, or at maturity, of the MPS generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation" and the section called "United States Federal Taxation--Notes--Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices" in the accompanying prospectus supplement.

                              If you are a foreign investor, please read the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation--Non-U.S. Holders."

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the MPS.

                               DESCRIPTION OF MPS

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "MPS" refers to each $10 principal amount of any of our MPS due February 1, 2010 Linked to the Russell 2000 Index. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Principal Amount......................  $

Original Issue Date (Settlement Date).               , 2003

Maturity Date.........................  February 1, 2010, subject to extension in the event of a Market Disruption
                                        Event on the final Period Valuation
                                        Date for calculating the Index-linked
                                        Payment Amount.

                                        If, due to a Market Disruption Event or
                                        otherwise, the final Period Valuation
                                        Date is postponed so that it falls less
                                        than two scheduled Trading Days prior
                                        to the scheduled Maturity Date, the
                                        Maturity Date will be the second
                                        scheduled Trading Day following that
                                        final Period Valuation Date as
                                        postponed. See "--Period Valuation
                                        Dates" below.

Specified Currency....................  U.S. Dollars

CUSIP.................................  61744Y165

Minimum Denominations.................  $10

Issue Price...........................  $10 (100%)

Interest Rate.........................  None

Maturity Redemption Amount............  At maturity, you will receive for each
                                        MPS the Maturity Redemption Amount,
                                        equal to the greater of (i) the
                                        Index-linked Payment Amount and (ii)
                                        the Minimum Payment Amount.

                                        We shall, or shall cause the
                                        Calculation Agent to (i) provide
                                        written notice to the Trustee at its
                                        New York office, on which notice the
                                        Trustee may conclusively rely, and to
                                        the Depositary, which we refer to as
                                        DTC, of the Maturity Redemption Amount,
                                        on or prior to 10:30 a.m. on the
                                        Trading Day preceding the Maturity Date
                                        (but if such Trading Day is not a
                                        Business Day, prior to the close of
                                        business on the Business Day preceding
                                        the Maturity Date) and (ii) deliver the
                                        aggregate cash amount due with respect
                                        to the MPS to the Trustee for delivery
                                        to the DTC, as holder of the MPS, on
                                        the Maturity Date. We expect such
                                        amount of cash will be distributed to
                                        investors on the Maturity Date in
                                        accordance with the standard rules and
                                        procedures of DTC and its direct and
                                        indirect participants. See
                                        "--Discontinuance of the Russell 2000
                                        Index; Alteration of Method of
                                        Calculation" below, and see "Series C
                                        Notes and Series C Units Offered on a
                                        Global Basis--Book-Entry, Delivery and
                                        Form" in the accompanying prospectus
                                        supplement.

Minimum Payment Amount................  $11.47

Index-linked Payment Amount...........  The Index-linked Payment Amount is equal to (i) $10 times (ii) the product
                                        of the Quarterly Performance Amounts
                                        for each Quarterly Valuation Period
                                        over the term of the MPS.

Quarterly Performance Amount..........  With respect to any Quarterly Valuation
                                        Period, the Quarterly Performance
                                        Amount will be equal to the lesser of
                                        (i)          and (ii) a fraction, the
                                        numerator of which will be the Index
                                        Value on the Period Valuation Date at
                                        the end of such Quarterly Valuation
                                        Period and the denominator of which
                                        will be the Index Value on the Period
                                        Valuation Date at the beginning of such
                                        Quarterly Valuation Period, provided
                                        that for the first Quarterly Valuation
                                        Period, the denominator will be
                                                , the Index Value on the day we
                                        offer the MPS for initial sale to the
                                        public.

Quarterly Valuation Periods...........  Each period from and including a Period
                                        Valuation Date to and including the
                                        immediately subsequent Period Valuation
                                        Date; provided that the first Quarterly
                                        Valuation Period will begin on the day
                                        we offer the MPS for initial sale to
                                        the public. The first Quarterly
                                        Valuation Period will be shorter than
                                        one calendar quarter.

Period Valuation Dates................  The Period Valuation Dates will be (i)
                                        the 30th of each January, April, July
                                        and October, beginning April 2003 to
                                        and including October 2009, and (ii)
                                        January 28, 2010, in each such case
                                        subject to adjustment if such date is
                                        not a Trading Day or if a Market
                                        Disruption Event occurs on such date as
                                        described in the two following
                                        paragraphs.

                                        If any scheduled Period Valuation Date
                                        occurring from and including April 2003
                                        to and including October 2009 is not a
                                        Trading Day or if a Market Disruption
                                        Event occurs on any such date, such
                                        Period Valuation Date will be the
                                        immediately succeeding Trading Day
                                        during which no Market Disruption Event
                                        shall have occurred; provided that if a
                                        Market Disruption Event occurs on any
                                        of the scheduled Period Valuation Dates
                                        occurring from and including April 2003
                                        to and including October 2009 and on
                                        each of the five Trading Days
                                        immediately succeeding that scheduled
                                        Period Valuation Date, then (i) such
                                        fifth succeeding Trading Day will be
                                        deemed to be the relevant Period
                                        Valuation Date, notwithstanding the
                                        occurrence of a Market Disruption Event
                                        on such day, and (ii) with respect to
                                        any such fifth Trading Day on which a
                                        Market Disruption Event occurs, the
                                        Calculation Agent will determine the
                                        value of the Russell 2000 Index on such
                                        fifth Trading Day in accordance with
                                        the formula for calculating the value
                                        of the Russell 2000 Index last in
                                        effect prior to the commencement of the
                                        Market Disruption Event, using the
                                        closing price (or, if trading in the
                                        relevant securities has been materially
                                        suspended or materially limited, its
                                        good faith estimate of the closing
                                        price that would have prevailed but for
                                        such suspension or limitation) on such
                                        Trading Day of each security most
                                        recently comprising the Russell 2000
                                        Index.

                                        If January 28, 2010 (the final Period
                                        Valuation Date) is not a Trading Day or
                                        if there is a Market Disruption Event
                                        on such day, the final Period Valuation
                                        Date will be the immediately succeeding

                                        Trading Day during which no Market
                                        Disruption Event shall have occurred.

Index Value...........................  The Index Value on any Trading Day will equal the closing value of the Russell
                                        2000 Index or any Successor Index (as
                                        defined under "--Discontinuance of the
                                        Russell 2000 Index; Alteration of
                                        Method of Calculation" below) published
                                        at the regular official weekday close
                                        of trading on that Trading Day. In
                                        certain circumstances, the Index Value
                                        will be based on the alternate
                                        calculation of the Russell 2000 Index
                                        described under "--Discontinuance of
                                        the Russell 2000 Index; Alteration of
                                        Method of Calculation."

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the NYSE, the AMEX, the
                                        Nasdaq National Market, the Chicago
                                        Mercantile Exchange and the Chicago
                                        Board of Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Book Entry Note or Certificated Note..  Book Entry. The MPS will be issued in the form of one or more fully
                                        registered global securities which will
                                        be deposited with, or on behalf of, DTC
                                        and will be registered in the name of a
                                        nominee of DTC. DTC will be the only
                                        registered holder of the MPS. Your
                                        beneficial interest in the MPS will be
                                        evidenced solely by entries on the
                                        books of the securities intermediary
                                        acting on your behalf as a direct or
                                        indirect participant in DTC. For more
                                        information regarding book entry notes,
                                        please read "Series C Notes and Series
                                        C Units Offered on a Global
                                        Basis--Book-Entry, Delivery and Form"
                                        in the accompanying prospectus
                                        supplement and "Form of
                                        Securities--Global
                                        Securities--Registered Global
                                        Securities" in the accompanying
                                        prospectus.

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent.................................  Morgan Stanley & Co. Incorporated and
                                        its successors ("MS & Co.")

Market Disruption Event...............  "Market Disruption Event" means, with respect to the Russell 2000 Index, the
                                        occurrence or existence of a
                                        suspension, absence or material
                                        limitation of trading of stocks then
                                        constituting 20% or more of the level
                                        of the Russell 2000 Index (or the
                                        Successor Index) on the Relevant
                                        Exchanges for such securities for the
                                        same period of trading longer than two
                                        hours or during the one-half hour
                                        period preceding the close of the
                                        principal trading session on such
                                        Relevant Exchange; or a breakdown or
                                        failure in the price and trade
                                        reporting systems of any Relevant
                                        Exchange as a result of which the
                                        reported trading prices for stocks then
                                        constituting 20% or more of the level
                                        of the Russell 2000 Index (or the
                                        Successor Index) during the last
                                        one-half hour preceding the close of
                                        the principal trading session on such
                                        Relevant Exchange are materially
                                        inaccurate; or the suspension, material
                                        limitation or absence of trading on any
                                        major U.S. securities market for
                                        trading in futures
                                        or options contracts or exchange traded
                                        funds related to the Russell 2000 Index
                                        (or the Successor Index) for more than
                                        two hours of trading or during the
                                        one-half hour period preceding the
                                        close of the principal trading session
                                        on such market, in each case as
                                        determined by the Calculation Agent in
                                        its sole discretion.

                                        For the purpose of determining whether
                                        a Market Disruption Event exists at any
                                        time, if trading in a security included
                                        in the Russell 2000 Index is materially
                                        suspended or materially limited at that
                                        time, then the relevant percentage
                                        contribution of that security to the
                                        level of the Russell 2000 Index shall
                                        be based on a comparison of (x) the
                                        portion of the level of the Russell
                                        2000 Index attributable to that
                                        security relative to (y) the overall
                                        level of the Russell 2000 Index, in
                                        each case immediately before that
                                        suspension or limitation.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant exchange
                                        or market, (2) a decision to
                                        permanently discontinue trading in the
                                        relevant futures or options contract or
                                        exchange traded fund will not
                                        constitute a Market Disruption Event,
                                        (3) limitations pursuant to the rules
                                        of any Relevant Exchange similar to
                                        NYSE Rule 80A (or any applicable rule
                                        or regulation enacted or promulgated by
                                        any other self-regulatory organization
                                        or any government agency of scope
                                        similar to NYSE Rule 80A as determined
                                        by the Calculation Agent) on trading
                                        during significant market fluctuations
                                        will constitute a suspension, absence
                                        or material limitation of trading, (4)
                                        a suspension of trading in futures or
                                        options contracts on the Russell 2000
                                        Index by the primary securities market
                                        trading in such contracts by reason of
                                        (a) a price change exceeding limits set
                                        by such exchange or market, (b) an
                                        imbalance of orders relating to such
                                        contracts or (c) a disparity in bid and
                                        ask quotes relating to such contracts
                                        will constitute a suspension, absence
                                        or material limitation of trading in
                                        futures or options contracts related to
                                        the Russell 2000 Index and (5) a
                                        "suspension, absence or material
                                        limitation of trading" on any Relevant
                                        Exchange or on the primary market on
                                        which futures or options contracts
                                        related to the Russell 2000 Index are
                                        traded will not include any time when
                                        such market is itself closed for
                                        trading under ordinary circumstances.

Relevant Exchange.....................  "Relevant Exchange" means the primary
                                        U.S. organized exchange or market of
                                        trading for any security then included
                                        in the Russell 2000 Index or any
                                        Successor Index.

Alternate Exchange Calculation
in Case of an Event of Default .......  In case an event of default with respect to the MPS shall have occurred
                                        and be continuing, the amount declared
                                        due and payable for each MPS upon any
                                        acceleration of the MPS will be equal
                                        to the Maturity Redemption Amount
                                        determined as though the Index Value
                                        for any Period Valuation Date scheduled
                                        to occur on or after such date of
                                        acceleration were the Index Value on
                                        the date of acceleration. Therefore,
                                        the Quarterly Performance Amount for
                                        the then current Quarterly Valuation
                                        Period would be equal to the Index
                                        Value on the date of acceleration
                                        divided by the Index Value on the
                                        Period Valuation Date at the beginning
                                        of such Quarterly Valuation Period, and
                                        the Quarterly Performance Amount for
                                        each remaining Quarterly Valuation
                                        Period would be equal to 1.

                                        If the maturity of the MPS is
                                        accelerated because of an event of
                                        default as described above, we shall,
                                        or shall cause the Calculation Agent
                                        to, provide written notice to the
                                        Trustee at its New York office, on
                                        which notice the Trustee may
                                        conclusively rely, and to the DTC of
                                        the Maturity Redemption Amount and the
                                        aggregate cash amount due with respect
                                        to the MPS as promptly as possible and
                                        in no event later than two Business
                                        Days after the date of acceleration.

Calculation Agent.....................  MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Index-linked Payment Amount and the
                                        Quarterly Performance Amount will be
                                        rounded to the nearest one
                                        hundred-thousandth, with five
                                        one-millionths rounded upward (e.g.,
                                        .876545 would be rounded to .87655);
                                        all dollar amounts related to
                                        determination of the amount of cash
                                        payable per MPS will be rounded to the
                                        nearest ten-thousandth, with five one
                                        hundred-thousandths rounded upward
                                        (e.g., .76545 would be rounded up to
                                        .7655); and all dollar amounts paid on
                                        the aggregate number of MPS will be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an investor in the MPS,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in
                                        determining any Index Value, the
                                        Index-linked Payment Amount, the
                                        Quarterly Performance Amount or whether
                                        a Market Disruption Event has occurred.
                                        See "--Discontinuance of the Russell
                                        2000 Index; Alteration of Method of
                                        Calculation" and "--Market Disruption
                                        Event" below. MS & Co. is obligated to
                                        carry out its duties and functions as
                                        Calculation Agent in good faith and
                                        using its reasonable judgment.

Russell 2000 Index....................  We have derived all information contained in this pricing supplement
                                        regarding the Russell 2000 Index,
                                        including, without limitation, its
                                        make-up, method of calculation and
                                        changes in its components, from
                                        publicly available information. Such
                                        information reflects the policies of,
                                        and is subject to change by, Frank
                                        Russell Company. The Russell 2000 Index
                                        was developed by Frank Russell Company
                                        and is calculated, maintained and
                                        published by Frank Russell Company. We
                                        make no representation or warranty as
                                        to the accuracy or completeness of such
                                        information.

                                        The Russell 2000 Index is an index
                                        calculated, published and disseminated
                                        by Frank Russell Company, and measures
                                        the composite price performance of
                                        stocks of 2,000 companies domiciled in
                                        the U.S. and its territories. All 2,000
                                        stocks are traded on either the NYSE or
                                        the AMEX or in the over-the-counter
                                        market and form a part of the Russell
                                        3000(R) Index. The Russell 3000 Index
                                        is composed of the 3,000 largest U.S.
                                        companies as determined by market
                                        capitalization and represents
                                        approximately 98% of the U.S. equity
                                        market.

                                        The Russell 2000 Index consists of the
                                        smallest 2,000 companies included in
                                        the Russell 3000 Index and represents
                                        approximately 8% of the total market
                                        capitalization of the Russell 3000
                                        Index. The Russell 2000 Index is
                                        designed to track the performance of
                                        the small capitalization segment of the
                                        U.S. equity market.

                                        Selection of Stocks Underlying the
                                        Russell 2000 Index. Only common stocks
                                        belonging to corporations domiciled in
                                        the U.S. and its territories are
                                        eligible for inclusion in the Russell
                                        3000 Index and the Russell 2000 Index.
                                        Stocks traded on U.S. exchanges but
                                        domiciled in other countries are
                                        excluded. Preferred and convertible
                                        preferred stock, redeemable shares,
                                        participating preferred stock, paired
                                        shares, warrants and rights are also
                                        excluded. Trust receipts, Royalty
                                        Trusts, limited liability companies,
                                        OTC Bulletin Board companies, pink
                                        sheets, closed-end mutual funds and
                                        limited partnerships that are traded on
                                        U.S. exchanges are also ineligible for
                                        inclusion. Real Estate Investment
                                        Trusts and Beneficial Trusts are,
                                        however, eligible for inclusion.

                                        In general, only one class of
                                        securities of a company is allowed in
                                        the Russell 2000 Index, although
                                        exceptions to this general rule have
                                        been made where Frank Russell Company
                                        has determined that each class of
                                        securities acts independently of the
                                        other. Stocks must trade at or above
                                        $1.00 on May 31 of each year to be
                                        eligible for inclusion in the Russell
                                        2000 Index. However, if a stock falls
                                        below $1.00 intra-year, it will not be
                                        removed until the next reconstitution
                                        if it is still trading below $1.00.

                                        The primary criteria used to determine
                                        the initial list of securities eligible
                                        for the Russell 3000 Index is total
                                        market capitalization, which is defined
                                        as the price of the shares times the
                                        total number of available shares. Based
                                        on closing values on May 31 of each
                                        year, Frank Russell Company
                                        reconstitutes the composition of the
                                        Russell 3000 Index using the then
                                        existing market capitalizations of
                                        eligible companies. As of June 30 of
                                        each year, the Russell 2000 Index is
                                        adjusted to reflect the reconstitution
                                        of the Russell 3000 Index for that
                                        year. Real-time dissemination of the
                                        Russell 2000 Index began on January 1,
                                        1987.

                                        Capitalization Adjustments. As a
                                        capitalization-weighted index, the
                                        Russell 2000 Index reflects changes in
                                        the capitalization, or market value, of
                                        the component stocks relative to the
                                        capitalization on a base date. The
                                        current Russell 2000 Index value is
                                        calculated by adding the market values
                                        of the Russell 2000 Index's component
                                        stocks, which are derived by
                                        multiplying the price of each stock by
                                        the number of available shares, to
                                        arrive at the total
                                        market capitalization of the 2,000
                                        stocks. The total market capitalization
                                        is then divided by a divisor, which
                                        represents the "adjusted"
                                        capitalization of the Russell 2000
                                        Index on the base date of December 31,
                                        1986. To calculate the Russell 2000
                                        Index, last sale prices will be used
                                        for exchange-traded and NASDAQ stocks.
                                        If a component stock is not open for
                                        trading, the most recently traded price
                                        for that security will be used in
                                        calculating the Russell 2000 Index. In
                                        order to provide continuity for the
                                        Russell 2000 Index's value, the divisor
                                        is adjusted periodically to reflect
                                        events including changes in the number
                                        of common shares outstanding for
                                        component stocks, company additions or
                                        deletions, corporate restructurings and
                                        other capitalization changes.

                                        Available shares are assumed to be
                                        shares available for trading. Exclusion
                                        of capitalization held by other listed
                                        companies and large holdings of private
                                        investors (10% or more) is based on
                                        information recorded in Securities and
                                        Exchange Commission (the "Commission")
                                        filings. Other sources are used in
                                        cases of missing or questionable data.

                                        The following types of shares are
                                        considered unavailable for the purposes
                                        of capitalization determinations:

                                        o    ESOP or LESOP shares -
                                             corporations that have Employee
                                             Stock Ownership Plans that
                                             comprise 10% or more of the shares
                                             outstanding are adjusted;

                                        o    Corporate cross-owned shares -
                                             when shares of a company in the
                                             index are held by another company
                                             also in the index, this is
                                             considered corporate
                                             cross-ownership. Any percentage
                                             held in this class will be
                                             adjusted;

                                        o    Large private and corporate shares
                                             - large private and corporate
                                             holdings are defined as those
                                             shares held by an individual, a
                                             group of individuals acting
                                             together, or a corporation not in
                                             the index that own 10% or more of
                                             the shares outstanding. However,
                                             not to be included in this class
                                             are institutional holdings, which
                                             are: investment companies not in
                                             the index, partnerships, insurance
                                             companies not in the index, mutual
                                             funds, banks not in the index or
                                             venture capitals; and

                                        o    Unlisted share classes - classes
                                             of common stock that are not
                                             traded on a U.S. securities
                                             exchange.

                                        Corporate Actions Affecting the Russell
                                        2000 Index. The following summarizes
                                        the types of Russell 2000 Index
                                        maintenance adjustments and indicates
                                        whether or not an index adjustment is
                                        required.

                                        o    "No Replacement" Rule - Securities
                                             that leave the Russell 2000 Index,
                                             between reconstitution dates, for
                                             any reason (e.g., mergers,
                                             acquisitions or other similar
                                             corporate activity) are not
                                             replaced. Thus, the number of
                                             securities in the Russell 2000
                                             Index over the past year will
                                             fluctuate according to corporate
                                             activity.

                                        o    Rule for Deletions - When a stock
                                             is a acquired, delisted, or moves
                                             to the pink sheets or bulletin
                                             boards on the floor of a U.S.
                                             securities exchange, the stock is
                                             deleted from the index at the
                                             close on the effective date or
                                             when the stock is no longer
                                             trading on the exchange.

                                             When acquisitions or mergers take
                                             place within the Russell 2000
                                             Index, the stock's capitalization
                                             moves to the acquiring stock,
                                             hence, mergers have no effect on
                                             the index total capitalization.
                                             Shares are updated for the
                                             acquiring stock at the time the
                                             transaction is final. Prior to
                                             April 1, 2000, if the acquiring
                                             stock was a member of a different
                                             index (i.e., Russell 3000 or
                                             Russell 1000), the shares for the
                                             acquiring stock were not adjusted
                                             until month end.

                                        o    Deleted Stocks - Effective on
                                             January 1, 2002, when deleting
                                             stocks from the Russell 2000 Index
                                             as a result of exchange de-
                                             listing or reconstitution, the
                                             price used will be the market
                                             price on the day of deletion,
                                             including potentially the OTC
                                             bulletin board price. Previously,
                                             prices used to reflect de-listed
                                             stocks were the last traded price
                                             on the primary exchange.
                                             Exceptions: there may be corporate
                                             events, like mergers or
                                             acquisitions, that result in the
                                             lack of current market price for
                                             the deleted security and in such
                                             an instance the latest primary
                                             exchange closing price available
                                             will be used.

                                        o    Rule for Additions - The only
                                             additions between reconstitution
                                             dates are as a result of
                                             spin-offs. Spin-off companies are
                                             added to the parent company's
                                             index and capitalization tier of
                                             membership, if the spin-off is
                                             large enough. To be eligible, the
                                             spun-off company's total market
                                             capitalization must be greater
                                             than the market-adjusted total
                                             market capitalization of the
                                             smallest security in the Russell
                                             2000 Index at the latest
                                             reconstitution.

                                        Updates to Share Capital Affecting the
                                        Russell 2000 Index. Each month, the
                                        Russell 2000 Index is updated for
                                        changes to shares outstanding as
                                        companies report changes in share
                                        capital to the Commission. Effective
                                        April 30, 2002 only cumulative changes
                                        to shares outstanding greater than 5%
                                        will be reflected in the Russell 2000
                                        Index. This does not affect treatment
                                        of major corporate events, which are
                                        effective on the ex-date.

Discontinuance of the Russell 2000
 Index; Alteration of Method of
 Calculation..........................  If Frank Russell Company discontinues publication of the Russell 2000 Index
                                        and Frank Russell Company or another
                                        entity publishes a successor or
                                        substitute index that MS & Co., as the
                                        Calculation Agent, determines, in its
                                        sole discretion, to be comparable to
                                        the discontinued Russell 2000 Index
                                        (such index being referred to herein as
                                        a "Successor Index"), then any
                                        subsequent Index Value will be
                                        determined by reference to the value of
                                        such Successor Index at the regular
                                        official weekday close of the principal
                                        trading session of the NYSE, the AMEX,
                                        the Nasdaq National Market or the
                                        relevant exchange or market for the
                                        Successor Index on the date that any
                                        Index Value is to be determined.

                                        Upon any selection by the Calculation
                                        Agent of a Successor Index, the
                                        Calculation Agent will cause written
                                        notice thereof to be furnished to the
                                        Trustee, to Morgan Stanley and to DTC,
                                        as holder of the MPS, within three
                                        Trading Days of such selection. We
                                        expect that such notice will be passed
                                        on to you, as beneficial owner of the
                                        MPS, in accordance with the standard
                                        rules and procedures of DTC and its
                                        direct and indirect participants.

                                        If Frank Russell Company discontinues
                                        publication of the Russell 2000 Index
                                        prior to, and such discontinuance is
                                        continuing on, any Period Valuation
                                        Date and MS & Co., as the Calculation
                                        Agent, determines, in its sole
                                        discretion, that no Successor Index is
                                        available at such time, then the
                                        Calculation Agent will determine the
                                        Index Value for such date. The Index
                                        Value will be computed by the
                                        Calculation Agent in accordance with
                                        the formula for calculating the Russell
                                        2000 Index last in effect prior to such
                                        discontinuance, using the closing price
                                        (or, if trading in the relevant
                                        securities has been materially
                                        suspended or materially limited, its
                                        good faith estimate of the closing
                                        price that would have prevailed but for
                                        such suspension or limitation) at the
                                        close of the principal trading session
                                        of the Relevant Exchange on such date
                                        of each security most recently
                                        comprising the Russell 2000 Index
                                        without any rebalancing or substitution
                                        of such securities following such
                                        discontinuance. Notwithstanding these
                                        alternative arrangements,
                                        discontinuance of the publication of
                                        the Russell 2000 Index may adversely
                                        affect the value of the MPS.

                                        If at any time the method of
                                        calculating the Russell 2000 Index or a
                                        Successor Index, or the value thereof,
                                        is changed in a material respect, or if
                                        the Russell 2000 Index or a Successor
                                        Index is in any other way modified so
                                        that such index does not, in the
                                        opinion of MS & Co., as the Calculation
                                        Agent, fairly represent the value of
                                        the Russell 2000 Index or such
                                        Successor Index had such changes or
                                        modifications not been made, then, from
                                        and after such time, the Calculation
                                        Agent will, at the close of business in
                                        New York City on each date on which the
                                        Index Value is to be determined, make
                                        such calculations and adjustments as,
                                        in the good faith judgment of the
                                        Calculation Agent, may be necessary in
                                        order to arrive at a value of a stock
                                        index comparable to the Russell 2000
                                        Index or such Successor Index, as the
                                        case may be, as if such changes or
                                        modifications had not been made, and
                                        the Calculation Agent will calculate
                                        the Index Value and the Index-linked
                                        Payment Amount with reference to the
                                        Russell 2000 Index or such Successor
                                        Index, as adjusted. Accordingly, if the
                                        method of calculating the Russell 2000
                                        Index or a Successor Index is modified
                                        so that the value of such index is a
                                        fraction of what it would have been if
                                        it had not been modified (e.g., due to
                                        a split in the index), then the
                                        Calculation Agent will adjust such
                                        index in order to arrive at a value of
                                        the Russell 2000 Index or such
                                        Successor Index as if it had not been
                                        modified (e.g., as if such split had
                                        not occurred).

Historical Information................  The following table sets forth the high and low Index Values, as well as
                                        end-of-quarter Index Values, of the
                                        Russell 2000 Index for each quarter in
                                        the period from January 1, 1997 through
                                        January 27, 2003. The Index Value on
                                        January 27, 2003 was 368.58. We
                                        obtained the information in the table
                                        below from

                                        Bloomberg Financial Markets, and we
                                        believe such information to be
                                        accurate.

                                        The historical values of the Russell
                                        2000 Index should not be taken as an
                                        indication of future performance or
                                        future volatility, and no assurance can
                                        be given as to the level of the Russell
                                        2000 Index on any Period Valuation
                                        Date. We cannot give you any assurance
                                        that the performance of the Russell
                                        2000 Index will result in an Index-
                                        linked Payment Amount in excess of
                                        $11.47.

                                                                       High         Low      Period End
                                                                     --------     -------    ----------
                                        1997:
                                          First Quarter............   370.65      342.56       342.56
                                          Second Quarter...........   396.49      335.85       396.37
                                          Third Quarter............   453.82      394.13       453.82
                                          Fourth Quarter...........   465.21      420.03       437.02
                                        1998:
                                          First Quarter............   480.68      410.88       480.68
                                          Second Quarter...........   491.41      433.86       457.39
                                          Third Quarter............   463.64      337.95       363.59
                                          Fourth Quarter...........   421.96      310.28       421.96
                                        1999:
                                          First Quarter............   433.13      383.37       397.63
                                          Second Quarter...........   457.68      397.77       457.68
                                          Third Quarter............   465.80      417.09       427.09
                                          Fourth Quarter...........   504.75      408.90       504.75
                                        2000:
                                          First Quarter............   606.05      475.34       539.09
                                          Second Quarter ..........   542.99      453.72       517.23
                                          Third Quarter............   545.18      490.22       521.37
                                          Fourth Quarter...........   511.67      443.80       483.53
                                        2001:
                                          First Quarter............   511.66      432.80       450.53
                                          Second Quarter ..........   517.23      425.74       512.80
                                          Third Quarter............   498.19      378.89       404.87
                                          Fourth Quarter...........   493.62      397.60       488.50
                                        2002:
                                          First Quarter............   506.46      458.40       506.46
                                          Second Quarter ..........   522.95      452.45       462.65
                                          Third Quarter............   447.73      356.58       362.27
                                          Fourth Quarter...........   410.24      327.04       383.09
                                        2003:
                                          First Quarter (through
                                          January 27, 2003)........   398.45      368.58       368.58

                                        You should also review the historical
                                        quarterly performance of the Russell
                                        2000 Index for each calendar quarter in
                                        the period from January 1, 1979 through
                                        December 31, 2002 in Annex A to this
                                        pricing supplement.

Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the MPS will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        subsidiaries in connection with hedging
                                        our obligations under the MPS. See also
                                        "Use of Proceeds" in the accompanying
                                        prospectus.

                                        On or prior to the date of this pricing
                                        supplement, we, through our
                                        subsidiaries or others, expect to hedge
                                        our anticipated exposure in
                                        connection with the MPS by taking
                                        positions in the stocks underlying the
                                        Russell 2000 Index, in futures or
                                        options contracts or exchange traded
                                        funds on the Russell 2000 Index or its
                                        component securities listed on major
                                        securities markets, or positions in any
                                        other available securities or
                                        instruments that we may wish to use in
                                        connection with such hedging. In the
                                        event that we pursue such a hedging
                                        strategy, the price at which we are
                                        able to purchase such positions may be
                                        a factor in determining the pricing of
                                        the MPS. Purchase activity could
                                        potentially increase the value of the
                                        Russell 2000 Index, and therefore
                                        effectively increase the level of the
                                        Russell 2000 Index that must prevail on
                                        the Period Valuation Dates in order for
                                        you to receive at maturity a payment
                                        per MPS that exceeds the Minimum
                                        Payment Amount. Although we have no
                                        reason to believe that our hedging
                                        activity will have a material impact on
                                        the value of the Russell 2000 Index, we
                                        cannot give any assurance that we will
                                        not affect such value as a result of
                                        our hedging activities. Through our
                                        subsidiaries, we are likely to modify
                                        our hedge position throughout the life
                                        of the MPS, including on the Period
                                        Valuation Dates, by purchasing and
                                        selling the stocks underlying the
                                        Russell 2000 Index, futures or options
                                        contracts or exchange traded funds on
                                        the Russell 2000 Index or its component
                                        stocks listed on major securities
                                        markets or positions in any other
                                        available securities or instruments
                                        that we may wish to use in connection
                                        with such hedging activities, including
                                        by selling all or part of our hedge
                                        position on one or more Period
                                        Valuation Dates.

Supplemental Information Concerning
Plan of Distribution..................  Under the terms and subject to conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of MPS
                                        set forth on the cover of this pricing
                                        supplement. The Agent proposes
                                        initially to offer the MPS directly to
                                        the public at the public offering price
                                        set forth on the cover page of this
                                        pricing supplement; provided that the
                                        price will be $         per MPS for
                                        purchasers of 100,000 or more MPS in
                                        any single transaction, subject to the
                                        holding period requirements described
                                        below. The Agent may allow a concession
                                        not in excess of      % of the
                                        principal amount of the MPS to other
                                        dealers, which may include Morgan
                                        Stanley & Co. International Limited. We
                                        expect to deliver the MPS against
                                        payment therefor in New York, New York
                                        on                 , 2003. After the
                                        initial offering, the Agent may vary
                                        the offering price and other selling
                                        terms from time to time.

                                        Where an investor purchases 100,000 or
                                        more MPS in a single transaction at the
                                        reduced price, approximately      % of
                                        the MPS purchased by the investor (the
                                        "Delivered MPS") will be delivered on
                                        the Settlement Date. The balance of
                                        approximately      % of the MPS (the
                                        "Escrowed MPS") purchased by the
                                        investor will be held in escrow at MS &
                                        Co. for the benefit of the investor and
                                        delivered to such investor if the
                                        investor and any accounts in which the
                                        investor may have deposited any of its
                                        Delivered MPS have held all of the
                                        Delivered MPS for 30 calendar days
                                        following the Original Issue Date or
                                        any shorter period deemed appropriate
                                        by
                                        the Agent. If an investor or any
                                        account in which the investor has
                                        deposited any of its Delivered MPS
                                        fails to satisfy the holding period
                                        requirement, as determined by the
                                        Agent, all of the investor's Escrowed
                                        MPS will be forfeited by the investor
                                        and not delivered to it. The Escrowed
                                        MPS will instead be delivered to the
                                        Agent for sale to investors. This
                                        forfeiture will have the effect of
                                        increasing the purchase price per MPS
                                        for such investors to 100% of the
                                        principal amount of the MPS. Should
                                        investors who are subject to the
                                        holding period requirement sell their
                                        MPS once the holding period is no
                                        longer applicable, the market price of
                                        the MPS may be adversely affected. See
                                        also "Plan of Distribution" in the
                                        accompanying prospectus supplement.

                                        In order to facilitate the offering of
                                        the MPS, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        MPS. Specifically, the Agent may sell
                                        more MPS than it is obligated to
                                        purchase in connection with the
                                        offering, creating a naked short
                                        position in the MPS for its own
                                        account. The Agent must close out any
                                        naked short position by purchasing the
                                        MPS in the open market. A naked short
                                        position is more likely to be created
                                        if the Agent is concerned that there
                                        may be downward pressure on the price
                                        of the MPS in the open market after
                                        pricing that could adversely affect
                                        investors who purchase in the offering.
                                        As an additional means of facilitating
                                        the offering, the Agent may bid for,
                                        and purchase, MPS in the open market to
                                        stabilize the price of the MPS. Any of
                                        these activities may raise or maintain
                                        the market price of the MPS above
                                        independent market levels or prevent or
                                        retard a decline in the market price of
                                        the MPS. The Agent is not required to
                                        engage in these activities, and may end
                                        any of these activities at any time.
                                        See "--Use of Proceeds and Hedging"
                                        above.

                                        No action has been or will be taken by
                                        us, the Agent or any dealer that would
                                        permit a public offering of the MPS or
                                        possession or distribution of this
                                        pricing supplement or the accompanying
                                        prospectus supplement or prospectus or
                                        any other offering material relating to
                                        the MPS in any jurisdiction, other than
                                        the United States, where action for
                                        that purpose is required. No offers,
                                        sales or deliveries of the MPS, or
                                        distribution of this pricing supplement
                                        or the accompanying prospectus
                                        supplement or prospectus or any other
                                        offering material relating to the MPS,
                                        may be made in or from any jurisdiction
                                        except in circumstances which will
                                        result in compliance with any
                                        applicable laws and regulations and
                                        will not impose any obligations on the
                                        Agent or any dealer.

                                        The Agent has represented and agreed,
                                        and any dealer through which we may
                                        offer the MPS has represented and
                                        agreed, that it (i) will comply with
                                        all applicable laws and regulations in
                                        force in any jurisdiction in which it
                                        purchases, offers, sells or delivers
                                        the MPS or possesses or distributes
                                        this pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus and (ii) will obtain any
                                        consent, approval or permission
                                        required by it for the purchase, offer
                                        or sale by it of the MPS under the laws
                                        and regulations in force in any
                                        jurisdiction to which it is subject or
                                        in which it makes purchases, offers or
                                        sales of the MPS. We shall not have
                                        responsibility for the Agent's or any
                                        dealer's compliance with
                                        the applicable laws and regulations or
                                        obtaining any required consent,
                                        approval or permission.

License Agreement between Frank
Russell Company and Morgan Stanley....  Frank Russell Company and Morgan
                                        Stanley have entered into a
                                        non-exclusive license agreement
                                        providing for the license to Morgan
                                        Stanley, and certain of its affiliated
                                        or subsidiary companies, in exchange
                                        for a fee, of the right to use the
                                        Russell 2000 Index, which is owned and
                                        published by Frank Russell Company, in
                                        connection with securities, including
                                        the MPS.

                                        The license agreement between Frank
                                        Russell Company and Morgan Stanley
                                        provides that the following language
                                        must be set forth in this pricing
                                        supplement:

                                        The MPS are not sponsored, endorsed,
                                        sold or promoted by Frank Russell
                                        Company ("Russell"). Russell makes no
                                        representation or warranty, express or
                                        implied, to the owners of the MPS or
                                        any member of the public regarding the
                                        advisability of investing in securities
                                        generally or in the MPS particularly or
                                        the ability of the Russell 2000 Index
                                        to track general stock market
                                        performance or a segment of the same.
                                        Russell's publication of the Russell
                                        2000 Index in no way suggests or
                                        implies an opinion by Russell as to the
                                        advisability of investment in any or
                                        all of the securities upon which the
                                        Russell 2000 Index is based. Russell's
                                        only relationship to Morgan Stanley is
                                        the licensing of certain trademarks and
                                        trade names of Russell and of the
                                        Russell 2000 Index, which is
                                        determined, composed and calculated by
                                        Russell without regard to Morgan
                                        Stanley or the MPS. Russell is not
                                        responsible for and has not reviewed
                                        the MPS nor any associated literature
                                        or publications and Russell makes no
                                        representation or warranty express or
                                        implied as to their accuracy or
                                        completeness, or otherwise. Russell
                                        reserves the right, at any time and
                                        without notice, to alter, amend,
                                        terminate or in any way change the
                                        Russell 2000 Index. Russell has no
                                        obligation or liability in connection
                                        with the administration, marketing or
                                        trading of the MPS.

                                        RUSSELL DOES NOT GUARANTEE THE ACCURACY
                                        AND/OR THE COMPLETENESS OF THE RUSSELL
                                        2000 INDEX OR ANY DATA INCLUDED THEREIN
                                        AND RUSSELL SHALL HAVE NO LIABILITY FOR
                                        ANY ERRORS, OMISSIONS, OR INTERRUPTIONS
                                        THEREIN. RUSSELL MAKES NO WARRANTY,
                                        EXPRESS OR IMPLIED, AS TO RESULTS TO BE
                                        OBTAINED BY MORGAN STANLEY, INVESTORS,
                                        OWNERS OF THE MPS, OR ANY OTHER PERSON
                                        OR ENTITY FROM THE USE OF THE RUSSELL
                                        2000 INDEX OR ANY DATA INCLUDED
                                        THEREIN. RUSSELL MAKES NO EXPRESS OR
                                        IMPLIED WARRANTIES, AND EXPRESSLY
                                        DISCLAIMS ALL WARRANTIES OF
                                        MERCHANTABILITY OR FITNESS FOR A
                                        PARTICULAR PURPOSE OR USE WITH RESPECT
                                        TO THE RUSSELL 2000 INDEX OR ANY DATA
                                        INCLUDED THEREIN. WITHOUT LIMITING ANY
                                        OF THE FOREGOING, IN NO EVENT SHALL
                                        RUSSELL HAVE ANY LIABILITY FOR ANY
                                        SPECIAL, PUNITIVE, INDIRECT, OR

                                        CONSEQUENTIAL DAMAGES (INCLUDING LOST
                                        PROFITS), EVEN IF NOTIFIED OF THE
                                        POSSIBILITY OF SUCH DAMAGES.

                                        The "Russell 2000(R) Index" is a
                                        trademark of Russell, and has been
                                        licensed for use by Morgan Stanley. The
                                        MPS are not sponsored, endorsed, sold
                                        or promoted by Russell, and Russell
                                        makes no representation regarding the
                                        advisability of investing in the MPS.

ERISA Matters for Pension Plans
and Insurance Companies...............  Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), (a "Plan") should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the MPS.
                                        Accordingly, among other factors, the
                                        fiduciary should consider whether the
                                        investment would satisfy the prudence
                                        and diversification requirements of
                                        ERISA and would be consistent with the
                                        documents and instruments governing the
                                        Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Unless an exemption applies,
                                        prohibited transactions within the
                                        meaning of ERISA or the Code could
                                        arise, for example, if the MPS are
                                        acquired by or with the assets of a
                                        Plan with respect to which MS & Co.,
                                        MSDWI or any of their affiliates is a
                                        service provider.

                                        We have obtained from the Department of
                                        Labor an exemption from the prohibited
                                        transaction rules that will in most
                                        cases cover the purchase and holding of
                                        MPS by a Plan for whom we or one of our
                                        affiliates is a service provider. In
                                        order for this exemption to apply, the
                                        decision to invest in the MPS must be
                                        made by a Plan fiduciary, or a Plan
                                        participant (in the case of Plans that
                                        provide for participant-directed
                                        investments), who is independent from
                                        us and from our affiliates. At the time
                                        of a Plan's acquisition of any MPS, no
                                        more than 15% of the Plan's assets
                                        should be invested in MPS.

                                        The exemption described above was
                                        issued by the Department of Labor
                                        pursuant to its "Expedited Exemption
                                        Procedure" under Prohibited Transaction
                                        Class Exemption 96-62. Copies of both
                                        the proposed and final exemption are
                                        available from us upon request.
                                        Purchasers of the MPS have exclusive
                                        responsibility for ensuring that their
                                        purchase and holding of the MPS do not
                                        violate the prohibited transaction or
                                        other rules of ERISA or the Code.

United States Federal Income
Taxation..............................  The following summary is based on the opinion of Davis Polk & Wardwell, our
                                        special tax counsel, and is a general
                                        discussion of the principal U.S.
                                        federal tax consequences to initial
                                        investors of the MPS purchasing the MPS
                                        at the Issue Price, who will hold the

                                        MPS as capital assets within the
                                        meaning of Section 1221 of the Code.
                                        Unless otherwise specifically
                                        indicated, this summary is based on the
                                        Code, administrative pronouncements,
                                        judicial decisions and currently
                                        effective and proposed Treasury
                                        Regulations, changes to any of which
                                        subsequent to the date of this pricing
                                        supplement may affect the tax
                                        consequences described herein. This
                                        discussion does not describe all of the
                                        U.S. federal income tax consequences
                                        that may be relevant to an investor in
                                        light of its particular circumstances
                                        or to investors that are subject to
                                        special rules, such as:

                                        o    certain financial institutions;

                                        o    dealers in securities or foreign
                                             currencies;

                                        o    investors holding notes as part of
                                             a hedge;

                                        o    U.S. Holders, as defined below,
                                             whose functional currency is not
                                             the U.S. dollar;

                                        o    partnerships;

                                        o    nonresident alien individuals who
                                             have lost their United States
                                             citizenship or who have ceased to
                                             be taxed as United States resident
                                             aliens;

                                        o    corporations that are treated as
                                             foreign personal holding
                                             companies, controlled foreign
                                             corporations or passive foreign
                                             investment companies;

                                        o    Non-U.S. Holders, as defined
                                             below, that are owned or
                                             controlled by persons subject to
                                             U.S. federal income tax; and

                                        o    Non-U.S. Holders for whom income
                                             or gain in respect of an MPS are
                                             effectively connected with a trade
                                             or business in the United States.

                                        If you are considering the purchase of
                                        MPS, you are urged to consult your tax
                                        advisors with regard to the application
                                        of the U.S. federal income tax laws to
                                        your particular situation as well as
                                        any tax consequences arising under the
                                        laws of any state, local or foreign
                                        taxing jurisdiction.

                                        U.S. Holders

                                        This section only applies to you if you
                                        are a U.S. Holder and is only a brief
                                        summary of the U.S. federal income tax
                                        consequences of the ownership and
                                        disposition of the MPS. As used herein,
                                        the term "U.S. Holder" means a
                                        beneficial owner of an MPS that is for
                                        U.S. federal income tax purposes:

                                        o    a citizen or resident of the
                                             United States;

                                        o    a corporation, or other entity
                                             taxable as a corporation, created
                                             or organized in or under the laws
                                             of the United States or of any
                                             political subdivision thereof; or

                                        o    an estate or trust the income of
                                             which is subject to U.S. federal
                                             income taxation regardless of its
                                             source.

                                        The MPS will be treated as "contingent
                                        payment debt instruments" for U.S.
                                        federal income tax purposes. U.S.
                                        Holders should refer to the discussion
                                        under "United States Federal
                                        Taxation--Notes--Notes Linked to
                                        Commodity Prices, Single Securities,
                                        Baskets of Securities or Indices" in
                                        the accompanying prospectus supplement
                                        for a full description of the U.S.
                                        federal
                                        income tax consequences of ownership
                                        and disposition of a contingent payment
                                        debt instrument.

                                        In summary, U.S. Holders will,
                                        regardless of their method of
                                        accounting for U.S. federal income tax
                                        purposes, be required to accrue
                                        original issue discount ("OID") as
                                        interest income on the MPS on a
                                        constant yield basis in each year that
                                        they hold the MPS, despite the fact
                                        that no stated interest will actually
                                        be paid on the MPS. As a result, U.S.
                                        Holders will be required to pay taxes
                                        annually on the amount of accrued OID,
                                        even though no cash is paid on the MPS
                                        from which to pay such taxes. In
                                        addition, any gain recognized by U.S.
                                        Holders on the sale or exchange, or at
                                        maturity, of the MPS will generally be
                                        treated as ordinary income.

                                        The rate of accrual of OID on the MPS
                                        is the yield at which we would issue a
                                        fixed rate debt instrument with terms
                                        similar to those of the MPS (our
                                        "comparable yield") and is determined
                                        at the time of the issuance of the MPS.
                                        We have determined that the "comparable
                                        yield" is an annual rate of      %
                                        compounded annually. Based on our
                                        determination of the comparable yield,
                                        the "projected payment schedule" for a
                                        MPS (assuming an issue price of $10)
                                        consists of a projected amount equal to
                                        $         due at maturity.

                                        The following table states the amount
                                        of OID that will be deemed to have
                                        accrued with respect to a MPS during
                                        each accrual period, based upon our
                                        determination of the comparable yield
                                        and the projected payment schedule:

                                                                                               TOTAL OID
                                                                                OID            DEEMED TO
                                                                             DEEMED TO        HAVE ACCRUED
                                                                               ACCRUE        FROM ORIGINAL
                                                                               DURING       ISSUE DATE (PER
                                                                              ACCRUAL        MPS) AS OF END
                                                                            PERIOD (PER        OF ACCRUAL
                                                ACCRUAL PERIOD                  MPS)             PERIOD
                                                --------------              -----------     ---------------
                                        Original Issue Date through
                                            December 31, 2003...........
                                        January 1, 2004 through
                                            December 31, 2004...........
                                        January 1, 2005 through
                                            December 31, 2005...........
                                        January 1, 2006 through
                                            December 31, 2006...........
                                        January 1, 2007 through
                                            December 31, 2007...........
                                        January 1, 2008 through
                                            December 31, 2008...........
                                        January 1, 2009 through
                                            December 30, 2009...........
                                        January 1, 2010 through
                                            February 1, 2010............

                                        The comparable yield and the projected
                                        payment schedule are not provided for
                                        any purpose other than the
                                        determination of U.S. Holders' OID
                                        accruals and adjustments in respect of
                                        the MPS, and we make no representation
                                        regarding the actual amounts of
                                        payments on a MPS.

                                        Non-U.S. Holders

                                        This section only applies to you if you
                                        are a Non-U.S. Holder. As used herein,
                                        the term "Non-U.S. Holder" means a
                                        beneficial owner of an MPS that is for
                                        U.S. federal income tax purposes:

                                        o    a nonresident alien individual;

                                        o    a foreign corporation; or

                                        o    a foreign trust or estate.

                                        Tax Treatment upon Maturity, Sale,
                                        Exchange or Disposition of an MPS.
                                        Subject to the discussion below
                                        concerning backup withholding, payments
                                        on an MPS by us or a paying agent to a
                                        Non-U.S. Holder and gain realized by a
                                        Non-U.S. Holder on the sale, exchange
                                        or other disposition of an MPS, will
                                        not be subject to U.S. federal income
                                        or withholding tax, provided that:

                                        o    such Non-U.S. Holder does not own,
                                             actually or constructively, 10
                                             percent or more of the total
                                             combined voting power of all
                                             classes of stock of Morgan Stanley
                                             entitled to vote and is not a bank
                                             receiving interest described in
                                             Section 881(c)(3)(A) of the Code;

                                        o    the certification required by
                                             Section 871(h) or Section 881(c)
                                             of the Code has been provided with
                                             respect to the Non-U.S. Holder, as
                                             discussed below; and

                                        o    such Non-U.S. Holder is not an
                                             individual who has a "tax home"
                                             (as defined in Section 911(d)(3)
                                             of the Code) or an office or other
                                             fixed place of business in the
                                             United States.

                                        Certification Requirements. Sections
                                        871(h) and 881(c) of the Code require
                                        that, in order to obtain an exemption
                                        from withholding tax in respect of
                                        payments on the MPS that are, for U.S.
                                        federal income tax purposes, treated as
                                        interest, the beneficial owner of an
                                        MPS certifies on Internal Revenue
                                        Service Form W-8BEN, under penalties of
                                        perjury, that it is not a "United
                                        States person" within the meaning of
                                        Section 7701(a)(30) of the Code. If you
                                        are a prospective investor, you are
                                        urged to consult your tax advisor
                                        regarding the reporting requirements,
                                        including reporting requirements for
                                        foreign partnerships and their
                                        partners.

                                        Estate Tax. Under Section 2105(b) of
                                        the Code, an MPS held by an individual
                                        who is not a citizen or resident of the
                                        United States at the time of his or her
                                        death will not be subject to U.S.
                                        federal estate tax as a result of such
                                        individual's death, provided that the
                                        individual does not own, actually or
                                        constructively, 10 percent or more of
                                        the total combined voting power of all
                                        classes of stock of Morgan Stanley
                                        entitled to vote and, at the time of
                                        such individual's death, payments with
                                        respect to such MPS would not have been
                                        effectively connected with the conduct
                                        by such individual of a trade or
                                        business in the United States.

                                        Information Reporting and Backup
                                        Withholding. Information returns may be
                                        filed with the U.S. Internal Revenue
                                        Service (the "IRS") in connection with
                                        the payments on the MPS at maturity as
                                        well as in connection with the proceeds
                                        from a sale, exchange or other
                                        disposition. The Non-U.S. Holder may be
                                        subject to U.S. backup withholding on
                                        such payments or proceeds, unless the
                                        Non-U.S. Holder complies with
                                        certification requirements to establish
                                        that it is not a United States person,
                                        as described above. The certification
                                        requirements of Sections 871(h) and
                                        881(c) of the Code, described above,
                                        will satisfy the certification
                                        requirements necessary to avoid backup
                                        withholding as well. The amount of any
                                        backup withholding from a payment to a
                                        Non-U.S. Holder will be allowed as a
                                        credit against the Non-U.S. Holder's
                                        U.S. federal income tax liability and
                                        may entitle the Non-U.S. Holder to a
                                        refund, provided that the required
                                        information is furnished to the IRS.

Annex A
              Historical Russell 2000 Index Quarterly Performance
                        (January 1979 to December 2002)

The following table sets forth the index value for the Russell 2000 Index at the end of each calendar quarter from March 1979 through December 2002 and the index percent change over each quarter. The Russell 2000 Index value at the beginning of the quarter ending March 1979 was 40.52. You cannot predict the future performance of the Russell 2000 Index based on its historical performance, and no assurance can be given as to the level of the Russell 2000 Index on any period closing date or at the maturity of the MPS. The results produced by the Russell 2000 Index for these periods are not necessarily indicative of the results for any other historical period. Quarters which resulted in an increase in the level of the Russell 2000 Index of 10% or greater are indicated in bold typeface below.

                           Russell                                                   Russell
     Quarter             2000 Index        Percentage           Quarter            2000 Index        Percentage
      Ending               Value             Change             Ending               Value             Change
---------------------------------------------------------------------------------------------------------------
March 1979                 46.94             15.84%        September 1985            112.65            -4.84%
June 1979                  49.62              5.71%        December 1985             129.87            15.29%
September 1979             54.68             10.20%        March 1986                147.63            13.68%
December 1979              55.91              2.25%        June 1986                 154.23             4.47%
March 1980                 48.27            -13.66%        September 1986            134.73           -12.64%
June 1980                  57.47             19.06%        December 1986             135.00             0.20%
September 1980             69.94             21.70%        March 1987                166.79            23.55%
December 1980              74.80              6.95%        June 1987                 164.75            -1.22%
March 1981                 80.25              7.29%        September 1987            170.81             3.68%
June 1981                  82.56              2.88%        December 1987             120.42           -29.50%
September 1981             67.55            -18.18%        March 1988                142.15            18.05%
December 1981              73.67              9.06%        June 1988                 151.30             6.44%
March 1982                 66.21            -10.13%        September 1988            149.09            -1.46%
June 1982                  64.67             -2.33%        December 1988             147.36             1.17%
September 1982             70.84              9.54%        March 1989                157.9              7.15%
December 1982              88.90             25.49%        June 1989                 167.43             6.04%
March 1983                 103.77            16.73%        September 1989            178.21             6.44%
June 1983                  124.17            19.66%        December 1989             168.31            -5.56%
September 1983             117.43            -5.43%        March 1990                163.64            -2.77%
December 1983              112.27            -4.39%        June 1990                 169.12             3.35%
March 1984                 104.10            -7.28%        September 1990            126.74           -25.06%
June 1984                  100.30            -3.65%        December 1990             132.2              4.31%
September 1984             105.17             4.86%        March 1991                171.01            29.36%
December 1984              101.49            -3.50%        June 1991                 167.61            -1.99%
March 1985                 114.92            13.23%        September 1991            180.16             7.49%
June 1985                  118.38             3.01%        December 1991             189.94             5.43%
---------------------------------------------------------------------------------------------------------------

                          Russell                                                  Russell
      Quarter           2000 Index        Percentage            Quarter           2000 Index        Percentage
       Ending              Value            Change              Ending              Value             Change
---------------------------------------------------------------------------------------------------------------
March 1992                203.69            7.24%         September 1998            363.59           -20.51%
June 1992                 188.64           -7.39%         December 1998             421.96           -13.83%
September 1992            192.92            2.27%         March 1999                397.63            -5.77%
December 1992             221.01           14.56%         June 1999                 457.68            15.10%
March 1993                229.21            3.71%         September 1999            427.30            -6.64%
June 1993                 233.35            1.81%         December 1999             504.75            18.13%
September 1993            252.95            8.40%         March 2000                539.09             6.80%
December 1993             258.59            2.23%         June 2000                 517.23            -4.05%
March 1994                251.06           -2.91%         September 2000            521.37             0.80%
June 1994                 240.29           -4.29%         December 2000             483.53            -7.26%
September 1994            256.12            6.59%         March 2001                450.53            -6.82%
December 1994             250.36           -2.25%         June 2001                 512.80            13.82%
March 1995                260.77            4.16%         September 2001            404.87           -21.05%
June 1995                 283.63            8.77%         December 2001             488.50            20.66%
September 1995            310.38            9.43%         March 2002                506.46             3.68%
December 1995             315.97            1.80%         June 2002                 462.65            -8.65%
March 1996                330.77            4.68%         September 2002            362.27           -21.70%
June 1996                 346.61            4.79%         December 2002             383.09             5.75%
September 1996            346.39           -0.06%         ------------------------------------------------------
December 1996             362.61            4.68%
March 1997                342.56           -5.53%         Total Periods                                96
June 1997                 396.37           15.71%
September 1997            453.82           14.49%         Total Periods with a quarterly
December 1997             437.02           -3.70%         increase greater than 10%                    21
March 1998                480.68            9.99%
June 1998                 457.39           -4.85%         ------------------------------------------------------
-----------------------------------------------------